CONSULTING AND CONFIDENTIALITY AGREEMENT

This Consulting and Confidentiality Agreement (hereinafter the “Agreement”) is made and entered into by and between High Sierra Technologies, Inc., a Colorado Corporation and any successors in interest that it may have (hereinafter collectively, “HSTI”) having its principal place of business at 1495 Ridgeview Drive, Suite 230A, Reno, NV 89519 and SBSL Consultants, Stanley Berk, Steven Leatherman, Jeffrey Baclet and Thomas Prutzman having their offices at 1070 Dennison Drive, Reno, NV 89509  (hereinafter collectively, the “Consultant”) to be binding and effective as of January 1, 2021 notwithstanding the actual dates of execution of this Agreement by the parties hereto. This Agreement expressly replaces and supersedes that certain Consulting Agreement dated August 14, 2020 previously entered into by and between HSTI and the Consultant which, as of the date of the full execution hereof, shall be deemed to be void and no longer of any force and effect.

RECITALS

A.  WHEREAS, the Consultant is engaged, or is to be engaged, by HSTI, as an independent contractor, and, as such, will have access to certain sensitive trade secrets and confidential information including, but not limited to, private placement memorandums, pricing information, marketing information, marketing and sales techniques, financial records, technical information, intellectual property, sales data, customer data and computer systems of HSTI that, but for such engagement, the Consultant would not have access to.

B.  WHEREAS, the Consultant and HSTI desire to enter into this Agreement and to establish certain of the terms and conditions of the Consultant’s engagement with HSTI and the Consultant’s obligations to HSTI in relation to HSTI’s trade secrets and confidential information, both as defined herein.

C.  WHEREAS, the Consultant agrees and acknowledges that its engagement by HSTI constitutes adequate and satisfactory consideration for the obligations of the Consultant under this Agreement.

D.  WHEREAS, Stanley Berk represents and warrants that he is the Authorized Representative of the Consultant and all parties making up the Consultant.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises, covenants and agreements herein contained, the parties hereto hereby agree as follows.

ARTICLE I

ENGAGEMENT

SBSL Cons. Agmt. Rev. 3:  12/28/2020

1.1

Engagement / Independent Contractor Status.    (a) HSTI hereby agrees to engage the Consultant, solely as an independent contractor, and the Consultant hereby agrees to render services, on a non-exclusive basis, to HSTI including, but not limited to, the referral of potential investors in HSTI, the referral of potential licensed broker/dealers to HSTI, general business consulting, financial consulting and strategic planning. The parties to this Agreement expressly understand, agree and intend that the Consultant shall be an independent contractor and not an agent or employee of HSTI for any purpose whatsoever. None of the benefits, of any nature whatsoever, normally provided by an employer to its employees, including but not limited to, workers compensation insurance and unemployment insurance, shall be available from HSTI to the Consultant nor shall the Consultant have any expectation of said benefits.  HSTI is interested only in the results obtained under this Agreement; the manner and means of handling the Consultant’s obligations hereunder shall be under the sole control of the Consultant.  HSTI expressly understands that the Consultant is not a licensed broker/dealer and that the Consultant has never represented itself as a licensed broker/dealer.  The Consultant expressly understands and agrees that, based on the afore-mentioned status of the Consultant, the Consultant is not authorized to solicit the purchase of any securities offered by HSTI.  All such solicitations must be effected only by a licensed broker/dealer engaged by HSTI or by an officer or director of HSTI.

l.2

Term.    The “Term” of this Agreement shall be from January 1, 2021 to December 31, 2021.  Upon the natural expiration of the Term of this Agreement, this Agreement may be extended by the mutual agreement of the parties hereto.  During the Term of this Agreement the Consultant and/or HSTI may elect to terminate the consulting relationship created herein in accordance with the provisions of Article III hereof.  Notwithstanding anything to the contrary set forth herein, the consulting relationship created herein may also terminate automatically based on the provisions of Article III hereof.

ARTICLE II

CONSULTING FEES, WARRANTS AND EXPENSES

2.1

Fees.    (a) HSTI shall pay the Consultant, and the Consultant shall accept from HSTI as full payment for the Consultant’s services rendered hereunder, fees as are set forth in Sections 2.1 (b), 2.2 and 2.3, below.  The Consultant expressly understands and agrees that it shall be solely liable for any tax liability, of any nature whatsoever, related to the payment of said fees and/or contributions or withholdings for Income Taxes, Medicare, Social Security or any other employment related tax.  The Consultant hereby covenants and agrees to indemnify and hold HSTI harmless from any such tax liabilities and/or contributions to such tax liabilities and/or employment related taxes.

(b)

(i) For the Term of this Agreement, or any extension thereof, a monthly consulting fee of $1,200.00 per month payable on the last day of each month of the Term of this Agreement, or any extension thereof.  Prior to any such payment, the Consultant shall, in writing, notify HSTI as to whom or to what entity such payment shall be made to.

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(ii)  For the Term of this Agreement, or any extension thereof, if Admiral Investment Banking raises a minimum of $500,000.00 within six (6) months of the effective date of the engagement by HSTI of Admiral Investment Banking, the Consultant shall receive a one time success fee of $45,000.00. Such fee shall be paid no later than five (5) business days following the receipt by HSTI of any payment in respect thereof. Prior to any such payment, the Consultant shall, in writing, notify HSTI as to whom or to what entity such payment shall be made to.

(iii)  For the Term of this Agreement, or any extension thereof, for any monies received from investors or licensors of the intellectual property of HSTI, by HSTI based on the efforts of Admiral Investment Banking, Artemis Holdings Group, LLC or any other licensed broker/dealer referred to HSTI by the Consultant, the Consultant shall receive, at the closing of any such licensing transaction, debt or equity financing transaction, a referral fee of two percent (2%) of the amount of any such monies received by HSTI.  Such fee shall be paid no later than five (5) business days following the receipt by HSTI of any payment in respect thereof.  Prior to any such payment, the Consultant shall, in writing, notify HSTI as to whom or to what entity such payment shall be made to.

2.2  Warrants.  (i)  For the Term of this Agreement, or any extension thereof, the Consultant shall be granted, at the closing of a licensing transaction, debt or equity financing transaction effected through the efforts of Admiral Investment Banking, warrants to purchase shares of restricted common stock in HSTI equivalent to two and one half percent (2.5%) of the value of any such financing transaction.

(ii)  For the Term of this Agreement, or any extension thereof, the Consultant shall be granted, at the closing of a licensing transaction involving the intellectual property of HSTI, debt or equity financing transaction effected through the efforts of Artemis Holdings Group, LLC warrants to purchase shares of restricted common stock in HSTI equivalent to two (2%) of the value of any such licensing or financing transaction.

(iii)  For the Term of this Agreement, or any extension thereof, the Consultant shall be granted, at the closing of a debt or equity financing transaction effected through the efforts of a licensed broker/dealer, other than Admiral Investment Banking or Artemis Holdings Group, LLC, referred to HSTI by the Consultant, warrants to purchase shares of restricted common stock in HSTI equivalent to two (2%) of the value of any such financing transaction.

(iv) Any such warrants shall carry an exercise price equal to the price any investor paid for shares of common stock in HSTI in any such debt or equity financing transaction.

(v)  Prior to the issuance of any such warrants, the Consultant shall notify HSTI, in writing, of the specifics of the vesting of any such warrants to be issued.

2.3  Expenses.  HSTI shall, upon receipt of invoices for Consultant’s reasonable expenses, that have been previously accepted and approved, reimburse the Consultant for all such expenses within ten (10) business days of its receipt of such invoices. Prior to any such payment, the Consultant shall, in writing, notify HSTI as to whom or to what entity such payment shall be made to.

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ARTICLE III

TERMINATION OF ENGAGEMENT

3.1  Early Termination.  At anytime following the effective date hereof, either party or parties may terminate this Agreement prior to its natural expiration upon giving the other party or parties thirty (30) days prior written notice.  In the event of such early termination, HSTI shall pay any fees or expenses owed to the Consultant under Article II, above, within ten (10) business days of its receipt of invoices for any such fees or expenses owed to the Consultant.

3.2  Termination on Dissolution of HSTI. This Agreement and the consulting relationship created herein will terminate automatically upon the dissolution of HSTI or any other event that causes HSTI, or any of its successors and assigns, to cease its business activities or its existence as a business entity. At such time the parties hereto shall have no further obligations to one another of any nature whatsoever, including, without limitation, any duty to preserve the confidentiality of any trade secrets or confidential information, both as defined below.

ARTICLE IV

TRADE SECRETS AND CONFIDENTIAL INFORMATION

4.1  Nature of Trade Secrets.  During the course of the Consultant’s engagement, the Consultant may receive, develop, otherwise acquire, have access to or become acquainted with trade secrets or other confidential information relating to the business of HSTI.  In this regard, the Consultant understands and agrees that the term “trade secret(s)”, as used in this Agreement, shall include, but not be limited to, all confidential information, or any other material relating to the business of HSTI that HSTI, in their sole discretion, deems to be a “trade secret(s)”.  The term “trade secret(s)”, as used in this Agreement, shall not include any information which (i) is already in the Consultant’s possession, provided that such information is not subject to another confidentiality agreement or other obligation of secrecy to HSTI or another party, or (ii) becomes generally available to the public other than as a result directly or indirectly of a disclosure by the Consultant, or (iii) becomes available to the Consultant on a nonconfidential basis, from a source other than HSTI or their advisors, provided that such source is not bound by a confidentiality agreement or other obligation of secrecy to HSTI or another party.

4.2  Confidential Information and Trade Secrets.    If it is at any time determined by a court of competent jurisdiction that any of the items or information identified in Section 4.1, above, is, in whole or in part, not entitled to protection as a trade secret, such items and/or information shall nevertheless be considered to be, and treated as, confidential information that is protected by this Agreement, and the law, to the maximum extent permitted by law. The Consultant understands and acknowledges that all trade secrets and such confidential information, or any copy, transcription, extract or summary thereof,

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whether originated or prepared by or for the Consultant or otherwise coming into the Consultant’s knowledge, possession or control, is and shall remain, the exclusive property of HSTI.  The term “confidential information”, as used in this Agreement, shall not include any information which (i) is already in the Consultant’s possession, provided that such information is not subject to another confidentiality agreement or other obligation of secrecy to HSTI or another party, or (ii) becomes generally available to the public other than as a result directly or indirectly of a disclosure by the Consultant, or (iii) becomes available to the Consultant on a nonconfidential basis, from a source other than HSTI or their advisors, provided that such source is not bound by a confidentiality agreement or other obligation of secrecy to HSTI or another party.

4.3  Non-Disclosure.  The Consultant shall not, at any time whatsoever, either during the term of this Agreement and for a period of two (2) years following the termination of the Consultant’s engagement with HSTI, disclose to others, either directly or indirectly, or take or use for the Consultant’s own competitive purposes or the competitive purposes of others, either directly or indirectly, any trade secret, or any confidential information, knowledge, data or know how of HSTI. The Consultant understands and acknowledges that these restrictions shall also apply to (l) trade secrets, confidential information, knowledge, data and know how conceived or belonging to third parties that are in the Consultant’s possession, and (2) trade secrets, confidential information, knowledge, data and know how conceived, originated, discovered or developed by the Consultant within the scope of the Consultant’s engagement. The Consultant understands and acknowledges that this obligation applies not only to technical information, but also to any business information that HSTI, in its sole discretion, deems to be a trade secret and/or confidential information.

4.4  Special Relief.  The Consultant understands and acknowledges that the trade secrets and confidential information of HSTI are of a special, unique, unusual, extraordinary intellectual character, which gives them a particular value, the loss of which cannot be reasonably compensated in damages in an action at law.  The Consultant understands and acknowledges that in addition to any other rights or remedies that HSTI may possess, HSTI shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by the Consultant.

4.5  Conflicts of Interest.  If the Consultant is involved, directly or indirectly, in an activity that presents a potential or actual conflict of interest, as reasonably determined by HSTI, by virtue of the Consultant’s engagement with HSTI, the Consultant shall not enter into such activity unless the Consultant has the express written permission of HSTI. If the Consultant has any doubts as to whether a potential or actual conflict of interest is involved, the Consultant must advise HSTI of such doubts before undertaking the activity.  HSTI shall make the final decision as to whether such a conflict or potential conflict exists in its reasonable discretion.

ARTICLE V

MISCELLANEOUS

5.1  Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any

SBSL Cons. Agmt. Rev. 3:  12/28/2020

and all other agreements, communications, understandings, promises, stipulations, arrangements, whether any of the same are either oral or in writing, or express or implied, between the parties hereto with respect to the subject matter hereof.  No change to or modification of this Agreement shall be valid or binding unless the same shall be in writing and signed by all of the Consultant and HSTI.

5.2  Waivers.  A waiver of any provision of this Agreement shall not be valid unless such waiver is in writing and signed by the party or person to be charged, and no waiver of any provision hereof shall be deemed or construed as a waiver of the same or any different provision in the future. Furthermore, the failure of a party to insist upon strict adherence to any term of this Agreement, or to object to any failure to comply with any provision of this Agreement, shall not (a) be a waiver of that term or provision; (b) estop that party from enforcing that term or provision; or (c) preclude that party from enforcing that term or provision by laches.  The receipt of a party of any benefit from this Agreement shall not effect a waiver or estoppel of the right of that party to enforce any provision of this Agreement.

5.3  Severability.  In the event that any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable, in any respect, by a court of competent jurisdiction, then any such provision shall be deemed to be stricken from this Agreement and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

5.4  Assignment.  No party or parties to this agreement shall not have the right to assign any of its rights, duties and obligations under this Agreement without first obtaining the written consent of the other party or parties.  Any attempt, by any of the parties hereto, to assign its rights, duties and obligations under this Agreement without first obtaining the written consent of the other party or parties shall be void and of no force and effect.

5.5  Successors and Assigns.  Subject to the provisions hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, administrators, successors and assigns, and wherever a reference in this Agreement is made to either of the parties hereto such reference shall be deemed to include, wherever applicable, also a reference to the heirs, executors, legal representatives, administrators, successors and assigns of such party, as if in every case so expressed.

5.6  Applicable Law.  This Agreement and each provision and condition contained herein shall be construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of laws principles. The exclusive jurisdiction and venue to hear and determine any claim, dispute or other controversy, of any nature whatsoever, related to this Agreement shall be the appropriate federal or state forum located in Washoe County, Nevada that has subject matter jurisdiction over the matter at hand.

5.7  Context.  In this Agreement whenever the context so requires, the masculine gender shall include the feminine and/or neuter, and any singular reference shall include the plural.

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5.8  Time.  Time is of the essence in this Agreement and each and every provision hereof.

5.9  Captions.  Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto.  Any such caption or heading shall not be deemed a part of this Agreement and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

5.10  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when fully and properly executed, shall be deemed to be an original.  A facsimile signature, electronic mail signature or electronic signature shall be deemed to be an original signature having the same force and effect as an original signature.

5.11  Attorneys’ Fees.  Should a dispute arise between any of the parties hereto regarding the meaning of this Agreement, the enforcement of this Agreement or any claim or dispute related to this Agreement, then the prevailing party, in addition to whatever other relief such party may be entitled to, shall also recover its reasonable attorneys’ fees and costs incurred in connection with such dispute whether such dispute was resolved judicially, by mediation, by arbitration or by any other means, formal or informal.

5.12  Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if personally delivered, (ii) one (1) business day after delivery by overnight courier, facsimile, electronic mail or telegram, or (iii) three (3) business days after mailing if mailed by first-class mail, postage prepaid, to the parties at the respective addresses as set forth above or at such address designated from time to time in writing by such party to all other parties.

IN WITNESS WHEREOF, the parties hereto expressly acknowledge that they have read this Agreement, have had the opportunity to obtain the advice of the legal counsel of their choice, fully understand it, and have freely and voluntarily entered into this Agreement with the express intention to be bound hereby as of the day and date first above written.

High Sierra Technologies, Inc., a Colorado Corporation

By:   /s/ Vincent C. Lombardi                                        Dated:  December 28, 2020

Vincent C. Lombardi, its President

SBSL Cons. Agmt. Rev. 3:  12/28/2020

Consultant

By:   /s/ Stanley Berk                                                           Dated:  December 28, 2020

Stanley Berk, its Authorized Representative

SBSL Cons. Agmt. Rev. 3:  12/28/2020